UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 12 OR 14(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 24, 2004

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 0-19658

Delaware	75-2398532
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6250 LBJ Freeway
Dallas, Texas 75240
(972) 387-3562
www.tuesdaymorning.com

(Address, zip code and telephone number, including area code, of registrant’s principal executive offices)

Not applicable

(Former name or former address,

if changed since last report)

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 24, 2004, Tuesday Morning Corporation, a Delaware corporation, issued a press release announcing fourth quarter and full-year net income and earnings per diluted share for the period ending December 31, 2003.  A copy of the press release has been furnished with this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

/s/ Loren K. Jensen

By:	Loren K. Jensen
Its:	Executive Vice President and Chief
Financial Officer

Date:  February 24, 2004

INDEX TO EXHIBITS

Item Number	Exhibit
99.1	Press release dated February 24, 2004 entitled: “Tuesday Morning Corporation Announces Record Results for 2003. Company achieves 21% increase in EPS and 13% increase in sales.”